Exhbibit 99.8(ff)(3)

AMENDMENT NO. 3 TO THE PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (“Amendment”) is effective as of August 1, 2020 between Pacific Life Insurance Company (“Company”), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. (each, a “Fund” and collectively, “the “Funds”) and T. Rowe Price Investment Services, Inc. (“Underwriter”).

WITNESSTH:

WHEREAS, Company, the Funds, and Underwriter entered into a Participation Agreement effective February 1, 2005, as amended (the “Agreement”), and that Agreement is being amended herein;

WHEREAS, any defined term(s) set forth in this Amendment shall have the same meaning as set forth in the Agreement; and

WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth.

NOW THEREFORE, Company, Funds and Underwriter hereby amend the Agreement in the following form:

1.    Schedule A is hereby amended and restated in its entirety in the form attached hereto.

4.  This Amendment may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on the subsequent page]

IN WITNESS WHEREOF, the parties hereto have agreed to the Amendment as of the date set forth above.

T. ROWE PRICE INVESTMENT SERVICES, INC.		PACIFIC LIFE INSURANCE COMPANY

By:	/s/ William Presley	By:	/s/ Sharon Campbell
Name:	William Presley	Name:	Sharon Campbell
Title:	Vice President	Title:	Assistant Vice President

T. ROWE PRICE EQUITY SERIES, INC.

By:	Darrell Braman
Name:	Darrell Braman
Title:	Vice President

T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	Darrell Braman
Name:	Darrell Braman
Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:	Darrell Braman
Name:	Darrell Braman
Title:	Vice President

SCHEDULE A

Separate Accounts Utilizing the Funds

All Separate Accounts utilizing the Designated Portfolios

Contracts Funded by the Separate Account

All Contracts funded by the Separate Accounts

Designated Portfolios

All Designated Portfolios and share classes made available by the Funds as investments for Variable Insurance Products.